Exhibit 3(g)

                          CUSTODIAL SERVICES AGREEMENT
                          ----------------------------


AGREEMENT dated as of January 13, 1997 between THE BANK OF NEW YORK ("Bank") and COLLEGE RETIREMENT EQUITIES FUND ("CREF") on behalf of the CREF INFLATION-LINKED BOND ACCOUNT.

            WHEREAS, the parties desire to arrange for the custody of certain assets of CREF, specifically those of the CREF Inflation-Linked Bond Account, by the Bank;

            NOW THEREFORE, in consideration of the mutual agreement made herein, the Bank and CREF agree as follows:

            1.          Establishment of Accounts
                        -------------------------

                        a. Bank agrees to open and maintain custodial account(s) ("Custody Account(s)") on behalf of the CREF Inflation-Linked Bond Account ("Inflation-Linked Bond Account"), or such other CREF portfolios or accounts ("CREF Accounts") as the parties may from time to time agree to include within the scope of this Agreement, for any and all bonds and any other securities or other property received by Bank for the account of the Inflation-Linked Bond Account.

                        b. Bank also hereby agrees to establish and maintain one or more deposit accounts ("Deposit Accounts") for all cash (including cash proceeds from the sale of such securities and similar investments and cash monies whether in United States or foreign denominated currencies, hereinafter termed "Cash") received by Bank for the Inflation-Linked Bond Account. Such accounts will be in the name of the Inflation-Linked Bond Account or in the name of Bank or Bank's branches or a Foreign Custodian, on behalf of the Inflation-Linked Bond Account.

            It is hereby agreed that all securities, Cash, or other property now or hereinafter held by Bank hereunder are held for the Inflation-Linked Bond Account and are to be maintained and disposed of by Bank only for the Inflation-Linked Bond Account in accordance with the terms and conditions set forth in this Agreement.

            2.          Location of Assets
                        ------------------

                        a. Securities, Cash and other property are permitted to be held by

                            (1)   Bank at any of its offices wherever located;

                            (2) domestic securities depositories ("Securities Depositories") selected by Bank with the approval of CREF on behalf of the Inflation-Linked Bond Account;
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                            (3)   Foreign securities depositories or clearing
                                  agencies ("Foreign Depository") selected by
                                  Bank with the approval of CREF on behalf of the Inflation-Linked Bond Account as described in Section 9 of this Agreement; and

                            (4) Foreign banking institutions ("Foreign Banks") selected by Bank with the approval of CREF on behalf of the Inflation-Linked Bond Account as described in Section 9 of this Agreement.

             b. Such entities described in (2), (3) and (4), above, shall be deemed to be Sub-Custodians of Bank, and all securities, Cash and other property held by such entities shall, unless otherwise specifically agreed to in writing by Bank and CREF, be considered for all purposes of this agreement as being held directly by Bank and subject to the terms of this Agreement.

             c. For purposes of this Agreement, a Securities Depository or Foreign Depository shall mean a system for the handling of securities of any particular class or series of any particular issuer deposited therein which may be treated as a part of a fungible bulk and may be transferred by bookkeeping entry without physical delivery of such securities. With respect to a Securities Depository, such entity shall be a clearing agency registered with the Securities and Exchange Commission ("Commission") under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), which acts as a securities depository, or the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies in accordance with applicable Federal Reserve Board and Commission rules and regulations. With respect to a Foreign Depository, such entity shall satisfy the requirements of Rule 17f-5 under the Investment Company Act of 1940 ("1940 Act").

             d. For purposes of this Agreement a Foreign Bank is a foreign banking institution satisfying Rule 17f-5 under the 1940 Act and appointed by Bank as provided in Section 9 of this Agreement.

3.           BANK'S DUTIES
             -------------

             a. Bank will be responsible for the safekeeping, handling, servicing and disposition of all securities, Cash or other property of the Inflation-Linked Bond Account held by it hereunder including, without limitation, any and all of the Inflation-Linked Bond Account's Cash held by or received by Bank in the name of the Inflation-Linked Bond Account, Bank's name, or that of Foreign Banks.

             b. Bank agrees to be liable and to indemnify and hold CREF harmless for any and all liability for loss or damage to CREF with respect to any such securities, Cash and other property, if such liability, loss or

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

                          damage results from any negligence, misfeasance or misconduct on the part of Bank, its officers or employees, its branches or its affiliates. Bank shall have no liability for any consequential damages occasioned by delay in receipt of notice by Bank or by a Foreign Sub-Custodian of any payment, redemption, proceeding or other transaction regarding, or of any rights exercisable by the Inflation-Linked Bond Account in connection with any securities, Cash or other property with respect to which Bank has agreed to take action.

             c. Notwithstanding the foregoing, Bank further agrees that it will at all times give the securities or other property held by it hereunder the same care as it gives its own property.

             d. It is understood and agreed that Bank is not under any duty to supervise the investment of, or to advise or make any recommendation to CREF with respect to, the purchase or sale of any securities.

             e. In connection with Bank's responsibilities hereunder, it has advised CREF that it currently has in force, for its own protection, Bankers Blanket Bond Insurance, and it is Bank's intention to continue to maintain such insurance in substantially the same form and amount. CREF understands that such policies would apply to losses under this agreement. Bank agrees to give CREF written notice of any reduction in the amount, or material change in the form of such insurance, at least once a year upon request.

             f. Bank shall have responsibility as a bailee for hire under the law of the State of New York with respect to any Foreign Securities System or Foreign Custodian acting as a Sub-Custodian of Bank. Without limiting the generality of the foregoing, Bank will hold CREF harmless from and indemnify it against any loss that occurs as a result of the negligence, misfeasance or misconduct of Bank, its officers or employees, and any Foreign Depository or Foreign Bank acting as Foreign Sub-Custodian of Bank.

4.           RECEIPT AND DISBURSEMENT OF CASH
             --------------------------------

             a. Bank shall open and maintain a separate Deposit Account for the Inflation-Linked Bond Account, in the name of the Inflation-Linked Bond Account, subject only to actions by Bank acting pursuant to the terms of this Agreement. Bank shall hold in such accounts, subject to the provisions hereof, all Cash received by it from or for the Inflation-Linked Bond Account. All Cash held by Bank hereunder shall be subject to withdrawal and deposit by Bank from time to time on behalf of the Inflation-Linked Bond Account for the purpose of consummating the purchases or sales, as the case may be, of designated securities, solely upon Bank's receipt of express directions in the form of Authorized Instructions in accordance with the provisions of Section 20. Such directions shall

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                          include, but are not limited to:

                          (1) the execution and delivery of foreign currency contracts on behalf of the Inflation-Linked Bond Account;

                          (2) the debiting or crediting of currency accounts (United States or foreign) of the Inflation-Linked Bond Account held by Bank, pursuant to this Agreement as of settlement date or such other date as specified in such instructions;

                          (3) the purchase of securities, options on securities, futures contracts, options on futures contracts, or other property for the Inflation-Linked Bond Account but only (i) upon the delivery of such securities or other property or evidence of title for such options on securities, futures contracts or options on futures contracts to Bank, registered in the name of CREF or of the nominee of Bank referred to in Section 10 hereof or in proper form for transfer; (ii) in the case of repurchase agreements for securities entered into between CREF on behalf of the Inflation-Linked Bond Account and the Bank, or another bank, or a broker-dealer which is a member of the National Association of Securities Dealers ("NASD") against delivery of the securities either in certificate form or through an entry crediting Bank's account at the Federal Reserve Bank with such securities or against delivery of the receipt evidencing purchase by the Inflation-Linked Bond Account of securities owned by Bank along with written evidence of the agreement by Bank to repurchase such securities from the Inflation-Linked Bond Account; or (iii) in the case of a purchase affected through a Securities Depository in accordance with the provisions of Section 7 hereof.

                          (4) the payment of interest, taxes (if any), management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services) (if any);

                          (5)          payments in connection with the
                                       conversion, exchange or surrender of
                                       securities owned or subscribed to by the Inflation-Linked Bond Account held by or to be delivered to Bank; or

                          (6)          other corporate purposes.

             b. Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by it for the accounts of CREF.

             5.           HOLDING SECURITIES
                          ------------------

             Bank  shall hold  in  a   separate   Custody   Account   for  the

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Inflation-Linked Bond Account, and physically segregated at all times from those of any other persons, firms or corporations, or any other of CREF's Accounts, pursuant to the provisions hereof, all securities and other property to be held by it for the Inflation-Linked Bond Account, except those held in a Securities Depository as described in Section 7 of this Agreement or a Foreign
Sub-Custodian as described in Section 9 of this Agreement. All such securities are to be held or disposed of by Bank for, and subject at all times to the instructions of, CREF pursuant to the terms of this Agreement. Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the Authorized Instructions of CREF on behalf of the Inflation-Linked Bond Account and only as set forth in
Section 19 of this Agreement.

             6.           RECEIPT AND DELIVERY OF SECURITIES
                          ----------------------------------

             From time to time CREF on behalf of the Inflation-Linked Bond Account will instruct Bank to receive or deliver securities through Authorized Instructions as set forth in Section 20. Such instructions may be continuing if agreed to by the parties.

             a. In accordance with this Agreement, notwithstanding such instructions that relate to settlement date entries, Bank agrees to receive such securities against payment or exchange as directed in any Authorized Instructions and debit Cash held in a Deposit Account on behalf of the Inflation-Linked Bond Account only against satisfactory delivery of securities.

             b. In accordance with this Agreement, notwithstanding instructions that relate to settlement date entries, Bank agrees to transfer, exchange, or deliver securities held by it hereunder including, but not limited to, the following:

                          (1) for sales of such securities for the Inflation-Linked Bond Account upon receipt by Bank of payment therefor;

                          (2) when such securities are called, redeemed or retired or otherwise become payable;

                          (3) for examination by any broker selling any securities located in the U.S. in accordance with "U.S. street delivery" custom, provided that in any such case, Bank shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may result from Bank's negligence, misfeasance, or misconduct;

                          (4) in exchange for or upon conversion into other securities alone or other securities and Cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

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


                          (5) upon conversion of such securities pursuant to their terms into other securities;

                          (6) upon exercise of subscription, purchase or other similar rights represented by such securities;

                          (7) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

                          (8) upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Inflation-Linked Bond Account;

                          (9) for delivery in connection with any loans of securities made by the
                                       Inflation-Linked Bond Account, in
                                       accordance with the provisions of Section
                                       12 herein;

                          (10)         for other purely ministerial exchanges;
                                       or

                          (11)         for other corporate purposes.

             As to any deliveries made by you pursuant to Items (2), (4), (5),
(6), (7) and (10), securities or Cash receivable in exchange therefor shall be deliverable to Bank.

             c. Actual delivery of securities is to be made by Bank on the contractual settlement date only upon express instructions to such effect, provided that:

                          (1) the securities are on deposit in a Custody Account for the Inflation-Linked Bond Account; and

                          (2) the delivery instructions are received by Bank in timely fashion.

             d. Bank will withdraw and deliver securities "Free of Payment" as directed in any such written instructions as set forth in paragraph b of Section 20 herein.

             e. Except as specifically otherwise stated in this Agreement, in any and every case where payment for purchase of securities for the account of the Inflation-Linked Bond Account is made by the Bank in advance of receipt of the securities purchased in the absence of specific written instructions from CREF on behalf of the Inflation-Linked Bond Account to so pay in advance, Bank shall be liable for any loss to CREF for such securities to the same extent as if the securities had been received by Bank.

             f. Bank shall promptly furnish the Inflation-Linked Bond Account with advices or notices of any receipts or deliveries of securities.

             g. Bank will not be responsible for any act or omission, or for the insolvency of any broker or agent selected by Bank to effect a transaction for the account of

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


                          the Inflation-Linked Bond Account; provided, however, Bank is not negligent in the selection of such broker or agent.

             7. DEPOSIT OF INFLATION-LINKED BOND ACCOUNT ASSETS IN A SECURITIES DEPOSITORY
                          ---------------------

             Bank may deposit and maintain securities owned by the Inflation-Linked Bond Account in a Securities Depository subject to the following provisions:

             a. Bank may keep the Inflation-Linked Bond Account's securities in a Securities Depository provided that such securities are represented in an account of Bank ("Bank's Account") in Securities Depository which shall not include any assets of Bank other than assets held as a fiduciary, custodian or otherwise for customers.

             b. The records of Bank will identify those securities of the Inflation-Linked Bond Account held in a Securities Depository as being held in book-entry form on behalf of the Inflation-Linked Bond Account.

             c. Bank shall pay for securities purchased for the account of the Inflation-Linked Bond Account upon (i) receipt of advice from the Securities Depository that such securities have been transferred to Bank's Account, and (ii) the making of an entry on the records of Bank to reflect such payment and transfer for the account of the Inflation-Linked Bond Account. Bank shall transfer securities sold for the account of the Inflation-Linked Bond Account upon (i) receipt of advice from the Securities Depository that payment for such securities has been transferred to Bank's Account, and (ii) the making of an entry on the records of Bank to reflect such transfer and payment for the account of the Inflation-Linked Bond Account.

             d. Anything to the contrary in this Agreement notwithstanding, Bank shall be liable to CREF for the benefit of the Inflation-Linked Bond Account for any loss or damage to the Inflation-Linked Bond Account resulting from use of any Securities Depository by reason of any negligence, misfeasance or misconduct of Bank or any of its agents or of any of the employees of such Depository or Bank or from failure of Bank or any such agent to enforce effectively such rights as it may have against a Securities Depository; at election of the CREF on behalf of Inflation-Linked Bond Account, it shall be entitled to be subrogated to the rights of Bank with respect to any claim against a Securities Depository or any other person which Bank may have as a consequence of any such loss or damage if and to the extent that the Inflation-Linked Bond Account has not been made whole for any such loss or damage.

             8.           SEGREGATED ACCOUNT
                          ------------------

            Bank shall  upon  receipt of  Authorized  Instructions  from CREF on

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


behalf of the Inflation-Linked Bond Account establish and maintain a segregated account or accounts for and on behalf of the Inflation-Linked Bond Account, into which account or accounts may be transferred Cash and/or securities, including securities maintained by Bank in a Securities Depository pursuant to Section 7 hereof: (a) in accordance with the provisions of any agreement among CREF on behalf of the Inflation-Linked Bond Account, Bank and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Inflation-Linked Bond Account; (b) for purposes of segregating Cash or government securities in connection with options purchased, sold or written by the Inflation-Linked Bond Account or commodity futures contracts or options thereon purchased or sold by the Inflation-Linked Bond Account; (c) for the purposes of compliance by the Inflation-Linked Bond Account with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of segregated accounts by registered investment companies; and (d) for other corporate purposes, but only, in the case of clause (d), upon receipt of Authorized Instructions from CREF on behalf of the Inflation-Linked Bond Account.

             9. DUTIES OF THE BANK WITH RESPECT TO PROPERTY OF THE INFLATION-LINKED BOND ACCOUNT HELD OUTSIDE OF THE UNITED STATES
                          -------------

                          a. CREF on behalf of the Inflation-Linked Bond Account hereby authorizes and instructs Bank to employ as
                                       Sub-Custodians for the Inflation-Linked
                                       Bond Account's securities and other
                                       assets maintained outside the United
                                       States the Foreign Banks and Foreign
                                       Depositories designated on a separate
                                       document (together "Foreign
                                       Sub-Custodians"). Upon receipt of
                                       Authorized Instructions, Bank and CREF on behalf of the Inflation-Linked Bond Account may agree to designate additional, Foreign Sub-Custodians. Upon receipt of Authorized Instructions, CREF on behalf of the Inflation-Linked Bond Account may instruct Bank to cease to utilize any one or more Foreign Sub-Custodians on behalf of the CREF Inflation-Linked Bond Account.

                          b. Except as may otherwise be agreed upon in writing by Bank and CREF, assets of the Inflation-Linked Bond Account shall be maintained in Foreign Depositories only through arrangements implemented by Bank or by Foreign Banks serving as Sub-Custodians on behalf of the Inflation-Linked Bond Account in accordance with the terms hereof.

                          c. The Bank agrees that with respect to each Foreign Sub-Custodian (i) the assets of the Inflation-Linked Bond Account will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign
                                       Sub-Custodian or its creditors or agents, except a claim of payment for

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


                                       their safe custody or administration;
                                       (ii) beneficial ownership of the assets
                                       of the Inflation-Linked Bond Account will be freely transferable without the payment of money or value other than for custody or administration; (iii) adequate records will be maintained identifying the assets as belonging to the Inflation-Linked Bond Account; (iv) officers of or auditors employed by, or other representatives of Bank, including to the extent permitted under applicable law the independent public accountants for the Inflation-Linked Bond Account, will be given access to the books and records of the Foreign Sub-Custodian relating to its actions under its agreement with Bank; (v) assets of the Inflation-Linked Bond Account held by the Foreign Bank will be subject only to the instructions of Bank; and (vi) assets of the Inflation-Linked Bond Account held by a Foreign Depository will be subject only to the instructions of Bank or Foreign Bank.

                          d. With respect to assets maintained in a Foreign Depository, except as otherwise required by such Foreign Depository or other applicable regulations, Bank shall pay for securities purchased for the account of the Inflation-Linked Bond Account upon (i) receipt of advice from the Foreign Depository that such securities have been transferred to Bank's Account and (ii) the making of an entry on the records of Bank to reflect such payment and transfer for the account of the Inflation-Linked Bond Account. Bank shall transfer securities sold for the account of the Inflation-Linked Bond Account upon (i) receipt of advice from the Foreign Depository that payment for such securities had been transferred to Bank's Account, and (ii) the making of any entry on the records of Bank to reflect such transfer and payment for the account of the Inflation-Linked Bond Account.

                          e.           Until Bank receives Authorized
                                       Instructions to the contrary, Bank will
                                       and will instruct each Foreign
                                       Sub-Custodian to take such steps as may
                                       reasonably be necessary to secure or
                                       otherwise prevent the loss of rights
                                       relating to any securities, Cash or other property; provided that it shall be understood that the monitoring of investment data provided by a recognized international investment data service by Bank will be deemed to fulfill Bank's obligation under this Section 9.e.

                          f. Bank shall identify on its books as belonging to the Inflation-Linked Bond Account the securities, Cash or other property held by each Foreign
                                       Sub-Custodian.

                          g. Bank will supply to the Inflation-Linked Bond Account from time to time, as mutually agreed upon, statements in respect of the securities and other assets held by Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the Inflation-Linked Bond Account's securities and other assets and advices or notifications of any transfers of securities to or

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


                                       from each Custody Account maintained by a Foreign Bank for Bank on behalf of the Inflation-Linked Bond Account indicating, as to securities acquired for the Inflation-Linked Bond Account, the identity of the entity having physical possession of such securities. Bank shall furnish annually to the Inflation-Linked Bond Account, during the month of [June], all relevant information necessary to enable CREF to evaluate the Foreign Sub-Custodians employed by Bank. Such information shall be similar in kind and scope to that furnished to the Inflation-Linked Bond Account in connection with the initial approval of this agreement.

                          h. In addition, Bank will promptly inform the Inflation-Linked Bond Account in the event that Bank learns of a material adverse change in the financial condition of a Foreign Sub-Custodian or any material loss of the assets of the Inflation-Linked Bond Account or is notified by such Foreign Sub-Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

                          i. Anything to the contrary in this Agreement notwithstanding, Bank shall be liable to CREF for the benefit of the Inflation-Linked Bond Account for any loss or damage to the Inflation-Linked Bond Account resulting from use of any Foreign Sub-Custodian by reason of any negligence, misfeasance or misconduct of Bank or any of its agents or of any of the employees of such Sub-Custodian or Bank or from failure of Bank or any such agent to enforce effectively such rights as it may have against a Foreign Sub-Custodian; at the election of CREF on behalf of Inflation-Linked Bond Account, it shall be entitled to be subrogated to the rights of Bank with respect to any claim against a Foreign Sub-Custodian or any other person which Bank may have as a consequence of any such loss or damage if and to the extent that the Inflation-Linked Bond Account has not been made whole for any such loss or damage.

                          j. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Inflation-Linked Bond Account and delivery of securities maintained for the account of the Inflation-Linked Bond Account may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

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


             10.          INCOME
                          ------

                          a. Income on securities and Cash held by Bank hereunder will be credited automatically to a Deposit Account or Custody Account upon receipt and in accordance with local market practices. Principal received in connection with securities which mature or are redeemed shall be credited to a Deposit Account or a Custody Account on the date such principal is received. All collections of income or principal paid or distributed with respect to any securities, Cash or other property shall be made at the risk of the Inflation-Linked Bond Account, provided however, that Bank takes reasonable steps to collect such income or principal and there is no negligence, misfeasance or misconduct on the part of Bank.

             b. Unless instructed otherwise, collections of income in foreign currency are to be converted into United States dollars, and in effecting such conversion Bank may use such methods or agencies as it may see fit including its own facilities at prevailing rates. All risk and expense incident to such collection of income regardless of the particular currency or currencies involved is for the account of the undersigned, and Bank shall have no responsibility for fluctuations in exchange rates affecting such conversion.

             c. Unless and until Bank receives written instructions to the contrary, it shall:

                          (1) present for payment all coupons and other income items held by it for the account of the Inflation-Linked Bond Account which call for payment upon presentation and hold the Cash received by it upon such payment for the appropriate account;

                          (2) collect interest and cash dividends received, with notice to CREF, for the Inflation-Linked Bond Account;

                          (3) hold for the Inflation-Linked Bond Account all stock dividends, rights and similar securities issued with respect to any securities held by Bank hereunder, and with respect to stock dividends, it is hereby authorized to sell any fractional interest and to credit the Deposit Account with the proceeds thereof; and

                          (4) with respect to any dividend reinvestment plan in which the Inflation-Linked Bond Account participates, and as to which Bank has been so notified, it agrees to acquire and hold hereunder the appropriate number of shares issuable under such plan in lieu of the cash dividend.

             d. Any dividends or interest automatically credited to the Deposit Accounts which are not subsequently collected by Bank from the corporation
                                       making such payment will be reimbursed to Bank and Bank may debit the Deposit Accounts for this purpose.

11.          REGISTRATION
             ------------

             Securities which are eligible for deposit in Securities Depositories or Foreign Depositories may be maintained in Bank's Account with such Depositories. Subject to the aforesaid provision, Bank will register all securities (except such as are in bearer form) in the name of its nominee or the nominee of the Securities Depository or Foreign Depository, unless alternate registration instructions are furnished by CREF. Bank will retain and have available at all times for inspection by regulatory authorities evidence that its nominee is registered as required by the laws and regulations of the United States and the State of New York, as appropriate. All such agents shall be appointed in conformance with Section 21. The Inflation-Linked Bond Account agrees to hold such nominee harmless from any liability as a holder of record of such securities and will have the same responsibility as if the securities were registered in the name of the Inflation-Linked Bond Account. The foregoing shall not relieve Bank of its responsibilities or liabilities hereunder.

12.          PROVISIONS RELATING TO SECURITIES LENDING
             -----------------------------------------

             CREF on behalf of the Inflation-Linked Bond Account may either appoint the Bank as its agent to lend securities the Inflation-Linked Bond Account's pursuant to the terms and conditions set forth in a separate Agreement executed by Bank and CREF or arrange for the lending of a CREF Account's securities using CREF's proprietary facilities. If CREF proprietary facilities are used, then the following provisions shall apply to the delivery, receipt and recordkeeping of securities and Cash.

             a. From time to time CREF on behalf of the Inflation-Linked Bond Account shall designate in an Authorized Instruction securities held by Bank in its Custodial Account to be loaned to specified borrowers ("Borrowers"). Such securities shall be termed the "Loaned Securities". This Section shall apply to and shall be controlling solely with respect to such Loaned Securities and lending services relating thereto. Loaned Securities which are returned by the Borrower to Bank shall upon receipt thereof constitute securities and property held by Bank to which the provisions of this Agreement shall be applicable unless otherwise provided herein.

             b. From time to time CREF on behalf of the Inflation-Linked Bond Account will provide Bank with Authorized Instructions regarding the delivery or return of Loaned Securities. In this connection, Bank is authorized and directed, all in accordance with such instructions to promptly:

                          (1) Deliver the Loaned Securities to the Borrower for the Inflation-Linked Bond Account, against receipt by Bank of collateral in respect of such Loaned Securities (the "Collateral"), in the form and amount specified in such instructions.

                                       Bank shall promptly place the specified
                                       Collateral in a Deposit or Custody
                                       Account and promptly notify CREF on
                                       behalf of the Inflation-Linked Bond
                                       Account of such transaction.

                          (2) Receive Loaned Securities being returned by Borrower in the form and amount specified in the Authorized Instructions. Upon satisfactory delivery of such Loaned Securities, Bank shall debit the defined Collateral from CREF's Deposit Account in accordance with such instructions and pay or redeliver the specified Collateral to Borrower and promptly notify CREF on behalf of the Inflation-Linked Bond Account of such transaction.

                          (3) Release to Borrower any excess Collateral or receive Collateral from Borrower as specified in instructions issued by CREF on behalf of the Inflation-Linked Bond Account. Bank shall promptly transmit the specified Collateral to be released, or accept delivery and transmit Collateral received to a Deposit Account, as the case may be, and notify CREF on behalf of the Inflation-Linked Bond Account of such transmittal or receipt. Bank shall debit or credit the defined Collateral from the Deposit Account, as appropriate.

             c. Where Bank has received Authorized Instructions from CREF indicating that CREF has previously received adequate Collateral covering contemplated loans, Bank is authorized to deliver Loaned Securities "Free of Payment" upon express direction from CREF with respect to designated Loaned Securities. A list of authorized Borrowers who are eligible to receive such Loaned Securities will be signed by any two Authorized Officers, with the title of Chairman, Vice Chairman, President, Executive Vice President and Treasurer, or by any one of these officers together with any CREF officers with the title of Senior Vice President or Vice President, in accordance with paragraph b. of
                          Section 20.

             d. CREF on behalf of the Inflation-Linked Bond Account shall also provide Bank with written instructions regarding Loaned Securities for which CREF has previously received adequate Collateral and their delivery "Free of Payment" to designated Borrowers in accordance with paragraph c. hereof or the return of Loaned Securities. Bank shall be authorized, in accordance with such written instructions, to:

                          (1) Deliver the Loaned Securities, "Free of Payment" to the listed Borrower, and;

                          (2) Receive Loaned Securities specified in our instructions.

             Bank shall promptly advise CREF on behalf of the Inflation-Linked Bond Account of the completion of any such specified transaction.

             e. Bank agrees to receive from the Borrower any income, dividends, and/or distributions made by the issuer with respect to the Loaned Securities, and to credit the Deposit Account or Custody Account when such amounts and properties are received from the Borrower in accordance with the provisions of Section 10.

             f. Bank shall be responsible for the Collateral and Loaned Securities in its possession and for the handling and servicing of such property in accordance with written instructions. Bank is hereby designated to acquire possession of Collateral on behalf of the Inflation-Linked Bond Account and to act as bailee or financial intermediary (as defined in the Uniform Commercial Code of the State of New York, as amended the "UCC"), as the case may be, to enable CREF on behalf of the Inflation-Linked Bond Account to perfect and maintain perfection of a security interest in such Collateral, pursuant to the provisions of the UCC or other applicable laws, as amended from time to time. It is understood that Bank shall not be responsible for obtaining or perfecting CREF's security interest in the Collateral other than in accordance with the preceding sentence and the instructions regarding delivery and receipt, and shall not be responsible to advise CREF of the steps necessary to obtain or perfect such interest or for effecting any statutory filing, unless mutually agreed upon at such time. Under no circumstances and in no event shall Bank have or be charged with any responsibility or liability for
                          (i) the credit worthiness or continued credit worthiness of any Borrower, (ii) the adequacy or value of any Collateral in connection with any loan of securities, (iii) the failure of the Borrower to pay any income, dividend and/or distribution made by the issuer on the Loaned Securities, or (iv) any act taken by it in accordance with the direction of the Inflation-Linked Bond Account, or omitted by it in the absence of such direction.

             g. Bank shall report as assets of its Custody Account property which is Loaned Securities that have previously been delivered to Borrowers and hence are not in Bank's possession. Bank shall have no responsibility or liability whatsoever with respect to such Loaned Securities and shall perform no services with respect thereto, except as specifically set forth herein.

             h. Bank shall provide to CREF a Report of Assets Held which shall include all Loaned Securities (whether or not such securities are in the possession of Borrowers) designated in such report to indicate that the same is reported on a memorandum entry basis or on such other basis as shall be mutually agreed upon. Bank shall also provide to CREF all information and data specified in paragraphs a., b., c. and f. of
                          Section 15, and such further information concerning the Loaned Securities and Collateral, so that CREF may properly account for and segregate such property. Bank shall furnish CREF with all such other reports and information as CREF shall reasonably request. Bank shall furnish CREF with all reports and information pursuant to this Amendment within a reasonable time after request therefor.

             13.          VOTING AND OTHER ACTION
                          -----------------------

             No person may vote (other than pursuant to Authorized Instructions) any securities held by Bank hereunder. Bank will promptly transmit to CREF, or direct to be transmitted to CREF, all notices, proxies and proxy soliciting materials with respect to securities held by it hereunder, which proxies will be executed by the registered holder thereof if registered otherwise than in the name of CREF or the Inflation-Linked Bond Account, but without indicating the manner in which such proxies are to be voted.

             Bank will promptly transmit to CREF all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by it from the issuers of securities or other property held by it hereunder. With respect to tender or exchange offers, Bank will promptly transmit to CREF all written information received by it from issuers of the securities or other property whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.


            14.         FEES AND EXPENSES
                        -----------------

             Bank will be compensated for the services rendered under this Agreement and reimbursed for out-of-pocket expenses through arrangements negotiated between CREF on behalf of the Inflation-Linked Bond Account and Bank from time to time.

             15.          RECORDS, AFFIDAVITS AND REPORTS
                          -------------------------------

             With respect to the securities and other property held by Bank hereunder, Bank agrees:

                          a. To maintain records sufficient to verify information CREF is required to report in Schedule D of the Annual Statement Blank of the Insurance Department of the State of New York ("Insurance Department") as amended from time to time, which records will consist of a list of such securities showing a complete description of each issue, including the number of shares and par value of securities so held at the end of such month and such other information as may be required by such report or any other report required by the Insurance Department;

                          b.           To maintain records regarding
                                       transactions and related activities
                                       described in Sections 4, 5, 6, 7, 8, 9,
                                       10, 11 and 12 sufficient to verify the
                                       accuracy of regular monthly and other
                                       reports and income received on such
                                       securities and other property;

                          c. To maintain records sufficient to verify information relating to Cash held by Bank, including but not limited to (i) the purchase of foreign currency contracts, (ii) the maintenance of foreign currency accounts on behalf of CREF in the possession and custody of Bank, its branches or other entities located outside the United States, and (iii) any reports submitted to CREF relating to its Cash;

                          d. To create, maintain and preserve all reports and records relating to Bank's activities and obligations under this Agreement as provided for in this Section in such manner as will meet the requirements of the 1940 Act, including
                                       Section 31 thereof and Rules 31a-1 and
                                       31a-2 thereunder and the Exchange Act,
                                       including Section 17 thereof and Rules
                                       17a-3 and 17a-4 thereunder, and to file a written undertaking with the Commission as will meet the requirements of Rule 17a-4(i) to the effect that such records are the property of the Inflation-Linked Bond Account and will be surrendered to the Inflation-Linked Bond Account promptly upon request;

                          e. To permit examination of such books and records as provided for in this Section at any time or from time to time during business hours as provided for in Section 16 by representatives or designees of the Commission, and to promptly furnish to the Commission or its designees true, correct, complete and current hard copy of any or all or any part of such books and records;

                          f. To furnish the Inflation-Linked Bond Account with the appropriate affidavit(s) in the form of Exhibit A, attached hereto or in such other form as may be submitted to Bank by CREF on behalf of the Inflation-Linked Bond Account from time to time which is acceptable to the Insurance Department or any other state or federal governmental agency having jurisdiction over CREF, in order for the securities and other property referred to in such affidavit(s) to be recognized as admitted assets of CREF and in order for CREF to comply with any other requirements of such Department or agencies;

                          g. To furnish the Inflation-Linked Bond Account with any report obtained by Bank on a Securities Depository's or Foreign Sub-Custodian's system of internal accounting control; and to furnish the Inflation-Linked Bond Account with such reports on Bank's system of internal accounting control as CREF on behalf of the Inflation-Linked Bond Account may reasonably require;

                          h. To furnish all such other reports and information as shall be reasonably requested by CREF on behalf of the Inflation-Linked Bond Account relating to all property held by Bank on the Inflation-Linked Bond Account's behalf pursuant to the terms of this Agreement;

                          i. That all such information, records, reports, and affidavits maintained or held by Bank pursuant to this Section remain the property of the Inflation-Linked Bond Account and copies of all such information will be surrendered to the Inflation-Linked Bond Account within a reasonable time after request therefor; and

                          j. The specific records, reports and affidavits required in a. through i. above shall be set forth in a separate document which may be modified from time to time by agreement of the parties to this Agreement.

             16.          RECONCILIATION OF STATEMENTS OR ADVICES
                          ---------------------------------------

             CREF agrees that it will reconcile statements and advices sent by mail or electronic media and that all such statements and advices will be considered final sixty days from the date of dispatch unless CREF has notified Bank orally or in writing regarding any questions or problems.

             17.          ACCESS
                          ------

                          a. During the course of Bank's regular banking hours, any duly authorized officer, employee or agent of CREF, any independent accountants selected by CREF, any member of the Insurance Department, and any representative or designee of the Commission or other governmental agencies having jurisdiction over CREF, shall be entitled to examine, on Bank's premises, securities and records of all securities, Cash and other property held by Bank, its branches, or other entities hereunder and its books and records pertaining to its actions under this Agreement, but only upon furnishing Bank with one day notice of such examination signed by a duly authorized officer of CREF. Bank's books and records used in connection with CREF's indirect participation in a depository or other entities, to the extent that they relate to depository, custodial or other services rendered to CREF by Bank, pursuant to this Agreement, shall at all times during Bank's regular business hours to be open to inspection by duly authorized employees or agents of CREF, or governmental agencies having jurisdiction over CREF, but only upon furnishing Bank with one day's notice to that effect as specified in the preceding sentence.

                          b. Upon receiving a request from CREF, Bank agrees that it will take such steps as are within its power to enable any of the aforementioned officers, accountants, employees, agents and members of CREF, the Insurance Department, the Commission or other governmental agencies having jurisdiction over CREF, to inspect and examine securities and other property of CREF and books and records of such property not located on Bank's premises, which property and records are held on CREF's behalf by its branches or other entities pursuant to this Agreement.

             18.          EXEMPTION FROM INCOME TAX
                          -------------------------

                          a. CREF is exempt from the payment of United States income tax. Upon receipt of documentation evidencing CREF's tax exempt status, Bank is hereby authorized and empowered as CREF's agent to sign in its name any certificate of ownership or other certificate which is or may be required by any regulations of the Internal Revenue Service, the laws of any state, or other authority of the United States.

                          b. To enable Bank properly to execute the certificate described in a. above, CREF hereby certifies that CREF is a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the City of New York. CREF's Employer Identification No. is 136022042.


            19.         AMENDMENTS
                        ----------

             No amendment or change to this Agreement shall be authorized by CREF on behalf of the Inflation-Linked Bond Account without the written consent signed by an officer with the title of either Chairman, Vice Chairman or President and any officer with the title of Executive Vice President or Treasurer and accepted in writing by any Vice President or Managing Director of the Bank.

             20.          AUTHORIZATION
                          -------------

                          a. Except as otherwise provided for in this Agreement, written instructions by CREF hereunder shall be signed by any two of its Authorized Officers specified in a separate list for this purpose which will be furnished to Bank from time to time signed by the Treasurer, Associate Treasurer or any Assistant Treasurer, and by the Secretary or any Assistant Secretary as certified under the corporate seal of CREF. Such instructions are referred to herein as "Authorized Instructions". Upon receipt of written instructions pursuant to paragraph b., below accompanied by a detailed description of procedures approved by such instructions, Authorized
                                       Instructions may include communications
                                       effected directly between
                                       electro-mechanical or electronic devices provided that CREF and Bank are satisfied that such procedures afford adequate safeguards for the Inflation-Linked Bond Account's assets.

                          b. Where expressly provided for in Sections 6.d., 12.c. and 20.a. herein or in connection with the delivery of securities or other property "Free of Payment," written instructions shall be acted upon only if received in writing manually signed by any two of such Authorized Officers with the title Chairman, Vice Chairman, President, Executive Vice President, or Treasurer, or by any one of those officers together with any CREF officer with the title Senior Vice President or Vice President.

                          c. Bank shall not be liable for any action taken in good faith upon Authorized Instructions or upon written instructions pursuant to b., above, and may rely on such documents that it in good faith believes to be validly executed.

             21.          APPOINTMENT OF AGENTS
                          ---------------------

             The Bank may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Bank of its responsibilities or liabilities hereunder.

             22.          NOTICES
                          -------

                          a. Official receipts and advices of all types relating to the securities, cash or other property held by Bank hereunder will be prepared by Bank, in duplicate, and forwarded to the particular divisions of CREF on behalf of the Inflation-Linked Bond Account indicated in a separate listing which the treasurer will furnish to Bank from time to time.

                          b. Written notices hereunder shall be hand-delivered or mailed first class, addressed, if to Bank, at 1 Wall Street New York, New York 10286, or if to CREF, at 730 Third Avenue, New York, New York 10017, Attention: Treasurer. Written notice of (i) termination of this Agreement, (ii) termination of Bank's participation in DTC or any other securities depository, (iii) changes in Bank's designation of any of its branches or Sub-Custodians having custody of any of the Inflation-Linked Bond Account's assets under this Agreement, or (iv) changes in Bank's insurance coverage, shall be sent by hand or by first-class mail; provided, however, that any such notice pursuant hereto shall not constitute approval by CREF of any such termination, change or designation nor shall such notice relieve Bank of its responsibilities hereunder.

                          c. Any notice so addressed, hand delivered and mailed shall be deemed to be given on whichever of the following dates shall first occur: (i) the date of actual receipt thereof, (ii) the fifth day next following the date mailed, or (iii) if the substance thereof is communicated by hand delivery or certified mail, the date so delivered or mailed.

             22.          TERMINATION OR ASSIGNMENT
                          -------------------------

             This Agreement may be terminated by either party on sixty days' written notice sent by certified mail. Upon any termination of this Agreement, pending appointment of a successor to Bank or a vote of the participants of CREF to dissolve or to function without a custodian of its cash, securities or other property, Bank shall deliver Cash, securities or other property to a bank or trust company selected by CREF on behalf of the Inflation-Linked Bond Account having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than five hundred thousand dollars ($500,000) as a custodian for CREF to be held under terms similar to those of this Agreement; provided, however, that Bank shall not be required to make any such delivery or payment until full payment shall have been made by CREF on behalf of the Inflation-Linked Bond Account of all liabilities constituting a charge on or against the properties then held by Bank or on or against it, and until full payment shall have been made to Bank of all fees, compensation, costs and expenses, subject to the provisions of Section 14 of this Agreement.

            This Agreement may not be assigned by Bank without the consent of CREF, authorized or approved by a resolution of CREF's trustees.

             23.          EFFECT OF HEADINGS
                          ------------------

             The Section headings herein are for convenience only and shall not affect the construction thereof.

             24.          GOVERNING LAW
                          -------------

             This Agreement shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Custodial Services Agreement as of the date first written above.


                          COLLEGE RETIREMENT EQUITIES FUND
                          ON BEHALF OF THE INFLATION-LINKED
                          BOND ACCOUNT

                          BY:/s/ Thomas W. Jones
                             ----------------------------
                             Thomas W. Jones
                             Vice Chairman, President and
                             Chief Operating Officer


                          BY:/s/ Richard J. Adamski
                             ----------------------------
                             Richard J. Adamski
                             Vice President and Treasurer




                          THE BANK OF NEW YORK



                          BY:/s/ Christopher M. Teevan
                             ----------------------------
                             Christopher M. Teevan
                             Vice President

                          BY:/s/ Ethel M. Davis
                             ----------------------------
                             Ethel M. Davis
                             Vice President

                                    EXHIBIT A

                               CUSTODIAN AFFIDAVIT


STATE OF       }
               }  SS:
COUNTY OF      }



-----------------------------------, being duly sworn deposes and says that he is ----------------------of ---------------------, a corporation organized under and pursuant to the laws of the--------------------------------- with the principal place of business at-------------------------------- .

     That his duties involve the supervision of securities in custody of said------------------------------------ and records relating thereto.

     That said------------------------------ has in custody certain securities for the account of -------------------------------, a corporation organized under and pursuant to the laws of the State of New York with its principal place of business at 730 Third Avenue, New York, New York 10017.

     That the schedule hereto attached is a true and complete statement of all securities which were held in custody by said --------------------- for the account of said insurance company as of the close of business on --------------------------------------------; that the schedule sets forth the names of registered holders and, if no such name is shown, the security is in bearer form; and that unless otherwise indicated, the next-maturing and all subsequent coupons are either attached to coupon bonds or are in the process of collection.

     That each and every name other than that of the company in which such securities are registered is that of a nominee of said ------------------.

     That to the best of his knowledge and belief the said securities were held for the said insurance company free of all liens, claims, or encumbrances whatsoever, and were not held as security for any loan, except
-------------------------.


Subscribed and sworn to before me
this-------day of------------ 19--



----------------------------------- (L.S.)

                                      A-1